                                                                     Exhibit 4.3


                      VIRGINIA ELECTRIC AND POWER COMPANY
                                    Issuer

                                      AND

                           THE CHASE MANHATTAN BANK
                                    Trustee

                             ____________________

                         Fifth Supplemental Indenture

                           Dated as of March 1, 2001

                             ____________________

                                 $600,000,000

                       2001 Series A 5.75% Senior Notes

                              Due March 31, 2006

                               TABLE OF CONTENTS*


                                   ARTICLE I
                        2001 SERIES A 5.75% SENIOR NOTES

     SECTION 101.  Establishment..........................................  2
     SECTION 102.  Definitions............................................  2
     SECTION 103.  Payment of Principal and Interest......................  2
     SECTION 104.  Denominations..........................................  2
     SECTION 105.  Global Securities......................................  2
     SECTION 106.  Redemption.............................................  2
     SECTION 107.  Sinking Fund...........................................  2
     SECTION 108.  Additional Interest....................................  2
     SECTION 109.  Paying Agent...........................................  2
     SECTION 110.  Legal Separation Procedures............................  2

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS


     SECTION 201.  Recitals by Company....................................  2
     SECTION 202.  Ratification and Incorporation of Original Indenture...  2
     SECTION 203.  Executed in Counterparts...............................  2
     SECTION 204.  Assignment.............................................  2

__________________

     *This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS FIFTH SUPPLEMENTAL INDENTURE is made as of the first day of March, 2001, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, having its principal office at One James River Plaza, 701 East Cary Street, Richmond, Virginia 23219 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 1998, as heretofore supplemented and amended (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Fifth Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a series of Securities;

     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Fifth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
              2001 SERIES A 5.75% SENIOR NOTES DUE MARCH 31, 2006

SECTION 101.  Establishment.  There is hereby established a new series of
              -------------
Securities to be issued under the Indenture, to be designated as the Company's 2001 Series A 5.75% Senior Notes Due March 31, 2006, (the "Series A Senior Notes").

     There are to be initially authenticated and delivered $600,000,000 principal amount of Series A Senior Notes, and such principal amount of the Series A Senior Notes may be increased from time to time pursuant to Section 301 of the Indenture. All Series A Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series A Senior Notes. Any such additional Series A Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series A Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 906 and 1106 of the Original Indenture.

     The Series A Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto.
                                                           ---------
The entire initially issued principal amount of the Series A Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Series A Senior Notes shall be in substantially the form set forth in Exhibit B hereto.
                                                             ---------

     Each Series A Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102.  Definitions.  The following defined terms used herein shall,
              -----------
unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series A Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series A Senior Notes.

     "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for any Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Generation Business" means the assets of the Company that are used or held for use exclusively or primarily in connection with the production of electric energy, and related operations.

     "Independent Investment Banker" means Lehman Brothers Inc. and its successors as selected by the Company, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "Interest Payment Dates" means March 31 and September 30 of each year, commencing on September 30, 2001.

     "Legal Separation" means the effective separation of, and transfer of legal title to, all or substantially all of the Transmission and Distribution Business and all or substantially all of the Generation Business into separate Affiliated corporations in accordance with an order of the State Corporation Commission of Virginia.

     "Optional Redemption Price" has the meaning specified in Section 106.

     "Original Issue Date" means March 27, 2001.

     "Outstanding", when used with respect to the Series A Senior Notes, means, as of the date of determination, all Series A Senior Notes, theretofore authenticated and delivered under the Indenture, except:

          (i) Series A Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Series A Senior Notes for whose payment at Maturity the necessary amount of money or money's worth has been theretofore deposited (other than pursuant to Section 1303 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series A Senior Notes; provided that, if such Series A Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Original Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Series A Senior Notes with respect to which the Company has effected Defeasance pursuant to Section 1302 of the Original Indenture; and

          (iv) Series A Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Series A Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series A Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series A Senior Notes are held by a bona fide purchaser in whose hands such Series A Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series A Senior Notes have given, made or taken any request, demand, authorization, direction, notice, consent or waiver or other action hereunder as of any date, Series A Senior Notes owned by the Company or any other obligor upon the Series A Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action only Series A Senior Notes which the Trustee actually knows to be so owned shall be so disregarded. Series A Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Series A Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series A Senior Notes or an Affiliate of the Company or such other obligor.

     "Reference Treasury Dealer" means: (i) Lehman Brothers Inc. and its successors; provided that, if Lehman Brothers Inc. ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) up to four other Primary Treasury Dealers selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

     "Remaining Life" means the remaining term of the Series A Senior Notes.

     "Stated Maturity" means March 31, 2006.

     "Transmission and Distribution Business" means the assets of the Company used or held for use exclusively or primarily in connection with the transmission (i.e., the transfer of electric energy through an interconnected transmission grid from a generator to either a distributor or a retail customer) and distribution (i.e., the transfer of electric energy through a retail distribution system to retail customers) of electric energy, and related operations.

     SECTION 103.  Payment of Principal and Interest.  The principal of the
                   ---------------------------------
Series A Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series A Senior Notes shall bear interest at the rate of 5.75% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series A Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series A Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest on the Series A Senior Notes shall be made at the office of the Paying Agent in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Notes or on Redemption Date being made upon surrender of such Series A Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series A Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     SECTION 104.  Denominations.  The Series A Senior Notes may be issued in
                   -------------
denominations of $1,000, or any integral multiple thereof.

     SECTION 105.  Global Securities.  The Series A Senior Notes will be issued
                   -----------------
initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series A Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Senior Notes registered in such names as the Depositary shall direct.

     SECTION 106.  Redemption.  The Series A Senior Notes are redeemable, in
                   ----------
whole or in part, at any time, and at the option of the Company, at a Redemption Price ("Optional Redemption Price") equal to the greater of:

     (i) 100% of the principal amount of Series A Senior Notes then Outstanding to be so redeemed, or

     (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

     The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     Notwithstanding Section 1104 of the Original Indenture, (x) notice of redemption under this Section 106 shall with respect to the Series A Senior Notes be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Series A Senior Notes to be redeemed, at his address appearing in the Security

Register, and (y) the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

     SECTION 107.  Sinking Fund.  The Series A Senior Notes shall not have a
                   ------------
sinking fund.

     SECTION 108.  Additional Interest. Any principal of and installment of
                   -------------------
interest on the Series A Senior Notes that is overdue shall bear interest at the rate of 5.75% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

     SECTION 109.  Paying Agent. The Trustee shall initially serve as Paying
                   ------------
Agent with respect to the Series A Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

     SECTION 110.  Legal Separation Procedures.
                   ---------------------------
  If Legal Separation occurs while the Series A Senior Notes are Outstanding, either clause (a) or clause (b) below shall apply, as appropriate, and the Company shall give the Trustee prompt notice of the Legal Separation, indicating in its notice whether clause (a) or clause (b) below applies:

     (a) If the Company retains all or substantially all of the Transmission and Distribution Business, (i) the Series A Senior Notes will remain Outstanding as obligations of the Company, and (ii) the Company will, within 90 days after Legal Separation occurs, offer or cause to be offered to the Holders of the Series A Senior Notes the right to exchange the Series A Senior Notes for an equal aggregate principal amount of debt securities of the Affiliated corporation that acquires the Generation Business (or, at the Company's option, debt securities of a corporation of which such Affiliated corporation is a direct or indirect wholly-owned subsidiary). Such debt securities shall be unsecured, unsubordinated debt obligations issued under an indenture, shall have the same maturity and principal amount as the Series A Senior Notes for which they may be exchanged, and shall have such other terms (including an interest rate) as the issuer of the debt securities in its sole discretion may establish; provided, however, that the 90-day period referred to in this clause 110(a)(ii) may be extended as necessary to allow a registration statement covering such debt securities to become effective under the Securities Act or the indenture under which such debt securities are to be issued to be duly qualified under the Trust Indenture Act, to the extent such effectiveness or qualification is required before such debt securities may be legally offered.

     (b) If the Company transfers all or substantially all of the Transmission and Distribution Business to an Affiliated corporation, then upon such transfer (i) such

     Affiliated corporation shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on the Series A Senior Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company with respect to the Series A Senior Notes by an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Affiliated corporation; (ii) the Company will, within 90 days after Legal Separation occurs, offer or cause to be offered, to the Holders of the Series A Senior Notes the right to exchange the Series A Senior Notes for an equal aggregate principal amount of debt securities of the Company or of a corporation of which the Company is a direct or indirect, wholly-owned subsidiary. Such debt securities shall be unsecured, unsubordinated debt obligations issued under an indenture, shall have the same maturity and principal amount as the Series A Senior Notes for which they may be exchanged, and shall have such other terms (including an interest rate) as the issuer of such debt securities in its sole discretion may establish; provided, however, that the 90-day period referred to in this clause 110(b)(ii) may be extended as necessary to allow a registration statement covering such debt securities to become effective under the Securities Act or the indenture under which such debt securities are to be issued to be duly qualified under the Trust Indenture Act, to the extent such effectiveness or qualification is required before such debt securities may be legally offered; and (iii) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the transfer of the Transmission and Distribution Business described above and the supplemental indenture referred to in clause 110(b)(i) comply with this Section, and that all conditions precedent herein provided for relating to such transaction have been complied with. Upon such transfer of the Transmission and Distribution Business and execution and delivery of such supplemental indenture in accordance with this Section, such Affiliated corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with respect to the Series A Senior Notes with the same effect as if such Affiliated corporation had been named as the Company herein, and thereafter the Company shall be relieved of all obligations and covenants under the Indenture with respect to the Series A Senior Notes, other than its obligations under clause 110(b)(ii).

          (c) For the avoidance of doubt, it is expressly acknowledged and agreed with respect to the Series A Senior Notes that (i) Legal Separation shall not constitute a default in the performance, or breach, of any covenant of the Company in the Indenture, and (ii) the provisions of Article Eight of the Original Indenture shall not apply to a Legal Separation.

          (d) Upon commencement of any exchange offering under Section 110(a)(ii) or Section 110(b)(ii), the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such exchange offering complies with the provisions of this Section 110.

     This Section 110 has been included in this Fifth Supplemental Indenture expressly and solely for the benefit of the Holders of the Series A Senior Notes and shall be subject to covenant defeasance pursuant to Section 1303 of the Original Indenture.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

SECTION 201.   Recitals by Company.  The recitals in this Fifth Supplemental
               -------------------
Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series A Senior Notes and of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202.   Ratification and Incorporation of Original Indenture.  As
               ----------------------------------------------------
supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203.   Executed in Counterparts.  This Fifth Supplemental Indenture may
               ------------------------
be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 204.   Assignment.  The Company shall have the right at all times to
               ----------
assign any of its rights or obligations under the Indenture with respect to the Series A Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain fully liable for the performance of all such obligations, except as otherwise provided in Section 110 hereof. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.


                                          VIRGINIA ELECTRIC AND POWER COMPANY


                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________


                                          THE CHASE MANHATTAN BANK, as Trustee


                                          By:_________________________________

                                          Name:_______________________________

                                          Title:______________________________

                                   EXHIBIT A

                                    FORM OF
                       2001 SERIES A 5.75% SENIOR NOTE,
                              DUE MARCH 31, 2006

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

     [THIS SERIES A SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES A SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES A SENIOR
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**




                   =========================================
                            VIRGINIA ELECTRIC AND
                                 POWER COMPANY
                   =========================================

                                  $___________
                        2001 SERIES A 5.75% SENIOR NOTE,
                               DUE MARCH 31, 2006

No. ____                                               CUSIP No. _____________


     Virginia Electric and Power Company, a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] **, or registered assigns (the "Holder"), the principal sum of ____________ Dollars ($_____) on ______________, 20__ and to pay interest thereon from ___________, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears

__________________________________

** Insert in Global Securities.

on March 31, and September 30 of each year, commencing on September 30, 2001, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 5.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date, provided, that interest payable at the Stated Maturity of principal or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal of and premium, if any, and interest on this Series A Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Note or upon redemption being made upon surrender of such Series A Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     Reference is hereby made to the further provisions of this Series A Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                             Virginia Electric and Power Company


                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________



(SEAL)
Attest:


_______________________________
Name:____________
[Assistant] Corporate Secretary


                    [REVERSE OF SERIES A 5.75% SENIOR NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1998, as heretofore supplemented and amended and as further supplemented by a Fifth Supplemental Indenture dated as of March 1, 2001 (collectively, as amended or supplemented from time to time, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the "Series A Senior Notes") which is unlimited in aggregate principal amount.

     The Series A Notes are redeemable, in whole or in part, at any time in the manner and with the effect provided in the Indenture.

     The Series A Notes may become exchangeable for other debt securities as provided for in Section 110 of the Fifth Supplemental Indenture upon Legal Separation of the Generation Business of the Company from the Transmission and Distribution Business of the Company.

     If an Event of Default with respect to Series A Senior Notes shall occur and be continuing, the principal of the Series A Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series A Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Senior Note and of any Series A Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series A Senior Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Series A Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series A Senior Notes, the Holders of not less than a majority in principal amount of the Series A Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series A Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series A Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

     No reference herein to the Indenture and no provision of this Series A Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series A Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Senior Note is registrable in the Security Register, upon surrender of this Series A Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series A Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series A Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series A Senior Notes are exchangeable for a like aggregate principal amount of Series A Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series A Senior Note or Series A Senior Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Series A Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series A Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Series A Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -      ________________________________ Custodian for
                         (Cust)


                         ________________________________
                         (Minor)

                         Under Uniform Gifts to Minors Act of


                         ________________________________
                         (State)

Additional abbreviations may also be used though not on the above list.
______________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

______________________________________________________________________________.

    (please insert Social Security or other identifying number of assignee)

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Series A Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.


______________________________________________________________________________.

______________________________________________________________________________.

______________________________________________________________________________.

agent to transfer said Series A Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____


                                                      ________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B
                         CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK,
                              as Trustee


                              By: ________________________________
                                  Authorized Officer